                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                                COORSTEK, INC.



Article 1.  NAME

            The name of the corporation is CoorsTek, Inc. (the "Corporation").

Article 2.  REGISTERED OFFICE AND AGENT

            The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

Article 3.  PURPOSE AND POWERS

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.  CAPITAL STOCK

            4.1 Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 120,000,000, of which 100,000,000 shall be Common Stock, all of one class, having a par value of $.01 per share ("Common Stock"), and 20,000,000 of such shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock").

          4.2  Common Stock

                  4.2.1 Relative Rights. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock. The Board of Directors is authorized, subject to the limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time for the issuance of shares of Common Stock.

                  4.2.2 Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

                  4.2.3 Dissolution, Liquidation, Winding Up. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                  4.2.4 Voting Rights. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

          4.3 Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

          4.4 Preemptive Rights. Ownership of shares of any class of the capital stock of the Corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or to have offered to them for subscription or purchase any additional shares of capital stock of any class of the Corporation or any securities convertible into any class of capital stock of the corporation, whether now or hereafter authorized, however acquired, issued or sold by the corporation, it being the purpose and intent hereof that the Board of Directors shall have the full right, power and authority to offer for subscription or sell or to make any disposal of any or all unissued shares of the capital stock of the Corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the Corporation, for such consideration, in money or property, as the Board of Directors in its sole discretion shall determine.

Article 5.  INCORPORATOR

            The name and mailing address of the incorporator (the
"Incorporator") is M.C. Kinnamon 1209 Orange Street, Wilmington, Delaware 19801. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation, effective immediately after the Incorporator appoints the initial members of the board of Directors.

Article 6.  BOARD OF DIRECTORS

            6.1 Initial Board; Staggered Board; Number; Election. The initial directors shall serve until the first annual meeting of stockholders which will be held in 2001. At the annual meeting of the stockholders held in 2001, the total number of directors shall be divided into three classes, with each class containing one-third of the total, as near as may be. The terms of directors elected to serve in Class I shall expire at the annual meeting of stockholders held in 2002, the terms of directors elected to serve in Class II shall expire at the annual meeting of stockholders held in 2003, and the terms of directors elected to serve in Class III shall expire at the annual meeting of stockholders held in 2004. Upon the expiration of the initial staggered terms, directors of each class shall be elected for terms of three years to succeed those whose terms expire. The number of directors constituting the whole board shall not exceed 11. The number of directors may be altered from time to time as provided in the Bylaws. The initial director shall be Joseph Coors, Jr. who shall serve until his successor is duly elected and qualified in accordance with this Certificate of Incorporation or the Bylaws, or until the earlier of his resignation or removal. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

            6.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director or the intial director. A director shall hold office for the remainder of the term of the class of director to which the vacancy occurred or the new directorship was created. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors for such class or series, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

          6.3 Removal of Directors. A director may be removed only for cause and only by an affirmative vote of two-thirds of the stockholders entitled to vote thereon.

          6.4 Management of Business and Affairs of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          6.5 Limitation of Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 6.5 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 7.  STOCKHOLDER ACTION

            7.1 Action Without a Meeting by Unanimous Written Consent. Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting only by the unanimous written consent of all stockholders entitled to vote on such matter. The action must be evidenced by one or more written consents describing the action taken, signed by all of the stockholders entitled to vote on such action, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book.

            7.2 Special Meetings. Unless the Delaware General Corporation Law shall provide otherwise, no stockholder nor any group thereof shall have the right to call a special meeting of the stockholders.

Article 8.  BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

            The Corporation by this provision hereby elects to be governed by
Section 203 of the Delaware General Corporation

Article 9.  COMPROMISE OR ARRANGEMENTS

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Article 10. ACQUISITION PROPOSALS

            In determining whether the acquisition proposal is in the long-term best interests of the Corporation and its stockholders, the Board of Directors may consider the effect of both an acquisition proposal and a potential acquisition on creditors, customers and employees of the Corporation and on the community in general, the risks of non-consummation of an acquisition proposal, the identity, prior background and other business experiences of the person or entity making an acquisition proposal, and the business plans of both the Corporation and the person or entity making an acquisition proposal and their respective effects on stockholder interests. The Board of Directors is authorized to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the Board and management of the Corporation respecting any transaction that may result in a change of control and to contest or oppose any such transaction that the Board determines to be unfair, abusive or otherwise undesirable to the Corporation or its stockholders, business, customers, employees or other constituencies.

Article 11. AMENDMENT OF BYLAWS

            In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation by an affirmative vote of two-thirds of the directors then in office. The bylaws of the Corporation may also be adopted, amended or repealed by an affirmative vote of two-thirds of the stockholders entitled to vote thereon.

Article 12. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

            The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 12. With respect to action to be taken by the stockholders to amend Sections 4.3 and 4.4, and Articles 6, 7, 8, 10, 11 and 12 of this Certificate of Incorporation, the affirmative vote of two-thirds of all votes entitled to be cast by such stockholders shall be required.

                        *    *    *    *    *    *    *

          IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 7th day of December, 1999.


                                  /s/ M.C. Kinnamon
                                  ___________________________________________

                                  M.C. Kinnamon
                                  ___________________________________________
                                  Incorporator